UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: August 11, 2008 (Date of earliest event reported)
Vicor Corporation (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-18277 (Commission File Number)	04-2742817 (IRS Employer Identification Number)

25 Frontage Road, Andover, Massachusetts (Address of principal executive offices)		01810 (Zip Code)
(978) 470-2900 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 7, 2008, the Board of Directors (the "Board") of Vicor Corporation (the "Company") elected Jason L. Carlson to the Board, effective August 8, 2008. Mr. Carlson will serve as a member of the Board's Audit and Compensation Committees. Consistent with the Company's policy, he will serve (a) until the 2009 annual meeting of stockholders, at which time he is reelected to the Board or his successor is elected, or (b) until his earlier death, resignation or removal. The Board has determined Mr. Carlson satisfies the requirements set forth in Marketplace Rule 4200(a)(15) of NASDAQ listing standards. The Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing Mr. Carlson's election to the Board is filed as Exhibit 99.1 to this Current Report.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
            None
(b) Pro forma financial information:
            None
(c) Shell company transactions:
            None
(d) Exhibits
            99.1       Press Release of Vicor Corporation dated August 11, 2008

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 11, 2008	VICOR CORPORATION By: /s/ James A. Simms James A. Simms Chief Financial Officer

Exhibit Index
Exhibit No.	Description
99.1	Press Release of Vicor Corporation dated August 11, 2008